Exhibit 99.1

For Immediate Release	November 12, 2008
Crown Crafts, Inc. Reports Results for Second Quarter of Fiscal Year 2009; Reaffirms Revenue
and Earnings Guidance for Fiscal Year 2009
Gonzales, Louisiana – Crown Crafts, Inc. (the “Company”) (NASDAQ-CM: CRWS) today reported net income for the second quarter of fiscal year 2009 and reaffirmed revenue and earnings guidance for fiscal year 2009.
Historical Results
Net income for the second quarter of fiscal year 2009 was $1,035,000, or $0.11 per diluted share, on net sales of $23.8 million compared to net income for the second quarter of fiscal year 2008 of $541,000, or $0.05 per diluted share, on net sales of $17.1 million.
“We are very pleased that we have nearly doubled our bottom line,” commented E. Randall Chestnut, Chairman, President and Chief Executive Officer of the Company. “Our gross profit for the quarter has increased in amount, although our gross profit percentage has declined year-over-year. Amortization associated with the acquisition of the baby products line of Springs Global in the third quarter of fiscal year 2008, the costs of establishing a Foreign Representative Office in China and increased product costs from Asia contributed to this decline. Despite these added costs, we have increased our overall profitability by increasing our top-line sales and by holding the line on our marketing and administrative costs, which were nearly unchanged from the prior year. Our EBITDA (earnings before interest and taxes plus depreciation and amortization) more than doubled to $2.5 million in the current year, up from $1.1 million in the prior year.” Mr. Chestnut continued.
FY 2009 Guidance
The Company also reaffirmed its 2009 revenue, EBITDA and EPS guidance. The Company expects net revenues for fiscal year 2009, which ends March 29, 2009, to be in the range of $90.0 million to $93.0 million. In addition, the Company expects EBITDA for fiscal year 2009 to be in the range of $10.2 million, or 11.3% of net sales, to $10.8 million, or 11.6% of net sales, and diluted earnings per share to be in the range of $0.41 to $0.46.
Conference Call
The Company will host a teleconference today at 1:00 p.m. Central Standard Time to discuss the Company’s results and answer appropriate questions. Interested individuals may join the teleconference by dialing (866) 233-3845. Please refer to confirmation number 966258. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website.

A telephone replay of the teleconference will be available from 2:30 p.m. Central Standard Time on November 12, 2008 through 11:59 p.m. Central Standard Time on November 19, 2008. To access the replay, dial (800) 475-6701 in the United States or (320) 365-3844 from international locations. The access code for the replay is 966258.
About Crown Crafts, Inc.
Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including bedding, blankets, bibs, bath items and accessories. Its operating subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest distributor of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:	Investor Relations Department
(225) 647-9146
or
Halliburton Investor Relations
(972) 458-8000

CROWN CRAFTS, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
SELECTED FINANCIAL DATA
In thousands, except per share data and percentages
(Unaudited)

	Three Months Ended		Six Months Ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007

Net sales	$23,759	$17,111	$43,514	$32,471
Gross profit	4,855	3,963	9,093	8,269
Gross profit percentage	20.4%	23.2%	20.9%	25.5%
Income from operations	1,882	991	3,214	2,893
Income before income taxes	1,612	883	2,629	2,638
Income tax expense	614	337	1,006	1,013
Income from continuing operations after income taxes	998	546	1,623	1,625
Loss from discontinued operations – net of income taxes	37	(5)	31	(98)
Net income	1,035	541	1,654	1,527
Basic income per share	$0.11	$0.05	$0.18	$0.15
Diluted income per share	$0.11	$0.05	$0.17	$0.15

Weighted Average Shares
Outstanding:
Basic	9,363	9,990	9,389	9,997
Diluted	9,635	10,285	9,662	10,295
CONSOLIDATED BALANCE SHEETS
SELECTED FINANCIAL DATA
In thousands
(Unaudited)

	September 28, 2008	March 30, 2008
Cash and cash equivalents	12,096	7,930
Accounts receivable, net of allowances	18,527	18,278
Inventories	14,884	13,777
Total current assets	47,750	42,597
Goodwill	22,884	22,884
Intangible assets, net	6,352	7,276
Total assets	77,737	73,477

Current maturities of long-term debt	2,500	2,504
Total current liabilities	11,266	11,031
Long-term debt	25,018	22,311
Total non-current liabilities	25,119	22,713

Shareholders’ equity	41,352	39,733
Total liabilities and shareholders’ equity	77,737	73,477

Crown Crafts, Inc. and Subsidiaries
Non-GAAP Reconciliation to EBITDA
In thousands, except percentages
(Unaudited)

	Three Months Ended		Six Months Ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
Net income	$1,035	$541	$1,654	$1,527
Interest expense	308	119	635	231
Interest income	(34)	(1)	(88)	(1)
Taxes on continuing operations	614	337	1,006	1,013
Taxes on discontinued operations	20	(3)	17	(51)
Depreciation	73	88	161	171
Amortization	443	19	877	37

EBITDA	2,459	1,100	4,262	2,927

Net Sales
Net sales from continuing operations	23,759	17,111	43,514	32,471
Net sales from discontinued operations	—	—	—	52

Net sales	23,759	17,111	43,514	32,523

EBITDA as a percentage of net sales	10.3%	6.4%	9.8%	9.0%

Stock-based Compensation included in EBITDA	217	152	382	277

Projected Fiscal Year 2009 EBITDA
In thousands
(Unaudited)

	Low End	High End
	of Range	of Range
Net income	$4,100	$4,600
Interest	1,400	1,200
Taxes	2,700	3,000
Depreciation	300	300
Amortization	1,700	1,700

EBITDA	$10,200	$10,800

The Company uses EBITDA to monitor the Company’s operating and cash flow performance and to evaluate the performance of its businesses. The Company believes that the presentation of EBITDA provides useful information to investors and is an important indicator of the Company’s ability to generate cash sufficient to reduce debt, make strategic investments, meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due. EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded from EBITDA are significant components in understanding and assessing the Company’s financial performance. EBITDA is provided as supplemental information and should be considered in addition to, and not as a substitute for, such GAAP measures as net income, cash flow provided by or used in operating, investing or financing activities, and other measures of financial performance and liquidity reported in accordance with GAAP. In addition, because EBITDA is not a measure determined in accordance with GAAP and can be calculated in varying ways, EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.